    As filed with the Securities and Exchange Commission on September 1, 1999

                                               Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION

                                   -----------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          PROTECTIVE LIFE CORPORATION
                            (Exact name of registrant
                          as specified in its charter)



Delaware                                                             95-2492236
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

                2801 Highway 280 South, Birmingham, Alabama 35223
                                 (205) 879-9230
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                            c/o DEBORAH J. LONG, ESQ.
              Senior Vice President, Secretary and General Counsel
                           Protective Life Corporation
                             2801 Highway 280 South
                            Birmingham, Alabama 35223
                                 (205) 879-9230
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   -----------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement in accordance with the terms of the Protective Producer Deferred Compensation Plan.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|-|

 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   -----------

                         CALCULATION OF REGISTRATION FEE


                                      Proposed Maximum           Proposed Maximum        Amount of
Title of Security Amount to           Offering Price             Aggregate Offering      Registration
to be Registered  be Registered(2)    Per Unit (3)               Price(3)                Fee
Protective Life    85,000             $32.90625                  $2,797,031.25                 $778
Corporation
Common Stock
(par value $.50 per share)(1)



(1) To be issued in accordance with the terms of the Protective Producer Deferred Compensation Plan. Includes rights to purchase Series A Junior Participating Cumulative Preferred Stock of Protective Life Corporation. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the Protective Life Corporation common stock . Also includes the payment of cash in lieu of the distribution of common stock.

(2) Estimated maximum number of shares of common stock of Protective Life Corporation issuable during the next five years of operation of the Plan.

(3) The price stated above is estimated solely for the purpose of determining the registration fee and is calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low market prices per share of the stock as reported by the New York Stock Exchange on August 26, 1999.




        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


----------- --------------------------------------------------------------------

--------------------------------------------------------------------------------

PROSPECTUS


[GRAPHIC OMITTED]








                           Protective Life Corporation




                          Securities Offered Under the
                 Protective Producer Deferred Compensation Plan




        Protective Life Corporation may offer up to 85,000 shares of common stock from time to time in accordance with the terms of the Protective Producer Deferred Compensation Plan. The prospectus contains general information about these securities and the terms of participation in the plan. The full text of the plan is attached as Appendix A.

        You should read this prospectus and the plan document carefully before you invest.

        Investing in these securities involves risks. Consider carefully the risk factors beginning on page 4 of this prospectus.

        Protective's common stock is listed on the New York Stock Exchange under the trading symbol "PL".

        Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.




                                   -----------

                      The date of this prospectus is , 1999

                    WHAT YOU SHOULD KNOW ABOUT THE PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                   -----------

                                TABLE OF CONTENTS
                                   Prospectus


Where You Can Find More Information........................................................................................... 2
Incorporation of Information We File With the SEC............................................................................. 2
Forward-Looking Statements.................................................................................................... 3
Risk Factors.................................................................................................................. 4
Protective Life Corporation................................................................................................... 7
The Plan...................................................................................................................... 7
Description of Capital Stock of Protective....................................................................................10
Description of Common Stock of Protective.....................................................................................11
Plan of Distribution..........................................................................................................18
Legal Matters.................................................................................................................18
Independent Accountants.......................................................................................................18
Protective Producer Deferred Compensation Plan................................................................................A-1

                       WHERE YOU CAN FIND MORE INFORMATION

         Protective files reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         Protective has filed a registration statement on Form S-3 with the SEC covering these securities. For more information on Protective and the securities, you should refer to our registration statement which includes this prospectus and its exhibits. This prospectus summarizes material provisions of the plan and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included or incorporated by reference copies of these documents as exhibits to our registration statement.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

         The SEC allows Protective to "incorporate by reference" the information we file with them, which means:

         o        incorporated documents are considered part of the prospectus;

         o we can disclose important information to you by referring you to these documents; and

         o        information  that we file  with  the  SEC  will  automatically
                  update  and  supersede  the   prospectus  and  any  previously
                  incorporated information.

         We incorporate by reference the documents or portions of documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"):

         o        quarterly report on Form 10-Q for the quarter ended
                  June 30, 1999;

         o        quarterly report on Form 10-Q for the quarter ended
                  March 31, 1999;

         o        annual report on Form 10-K for the fiscal year ended
                  December 31, 1998;

         o amended annual report on Form 10-K/A for the fiscal year ended December 31, 1998;

         o current reports on Form 8-K dated February 16, 1999, April 23, 1999 and July 27, 1999;

         o description of Protective's common stock contained in its Registration Statement on Form 10 on September 4, 1981 as amended by an amendment filed on Form 8 on October 27, 1981; and

         o description of Protective's Rights to Purchase Series A Junior Participating Cumulative Preferred Stock contained in its Form 8-A filed on August 7, 1995.

         We also incorporate by reference each of the following documents or portions of documents that we will file with the SEC after the date of the prospectus until the offering is completed or after the date of the initial registration statement and prior to the effectiveness of the registration statement:

         o        reports filed under Sections 13(a) and (c) of the Exchange
                  Act;

         o        definitive proxy or information statements filed under
                  Section 14 of the Exchange Act in connection with any subsequent share owners' meeting; and

         o        reports filed under Section 15(d) of the Exchange Act.

         You may also request a copy of any filings referred to above, excluding exhibits, at no cost by contacting us at: Stockholder Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202; telephone: (205) 868-3573; facsimile (205) 868-3541.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and the information incorporated in it by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect Protective's current view with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified in "Risk Factors," as well as those noted in the documents incorporated by reference which could cause actual results to differ materially from historical results or those anticipated. Forward-looking statements can be identified by use of words such as "expect," "estimate," "project," "budget," "forecast," "anticipated," "plan," and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Protective undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.

         In this prospectus, "we", "us", "our" and "Protective" refer to Protective Life Corporation and "Protective Life" refers to Protective Life Insurance Company, a wholly-owned subsidiary of Protective Life Corporation.

                                  RISK FACTORS

         Investing in securities offered by this prospectus involves certain risks. Any of the following risks could materially adversely affect our business operating results and financial condition and could result in a loss of your investment.

We operate in a mature, highly competitive industry, which could limit our ability to gain or maintain our position in the industry.

         Life and health insurance is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Insurance is a highly competitive industry and Protective encounters significant competition in all lines of business from other insurance companies, many of which have greater financial resources than Protective, as well as competition from other providers of financial services.

         The life and health insurance industry is consolidating, with larger, more efficient organizations emerging from consolidation. Also, mutual insurance companies are converting to stock ownership which will give them greater access to capital markets. Additionally, the United States Congress is considering legislation that would permit commercial banks, insurance companies and investment banks to combine.

         Protective's ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of strong financial strength ratings from rating agencies.

         Protective competes against other insurance companies and financial institutions in the origination of commercial mortgage loans.

A ratings downgrade could adversely affect our ability to compete.

         Ratings are an important factor in Protective's competitive position. Rating organizations periodically review the financial performance and condition of insurers, including Protective's insurance subsidiaries. A downgrade in the ratings of Protective's life insurance subsidiaries could adversely affect its ability to sell its products and its ability to compete for attractive acquisition opportunities.

         Rating organizations assign ratings based upon several factors. While most of the considered factors relate to the rated company, some of the factors relate to general economic conditions and circumstances outside the rated company's control.
For the past several years rating downgrades in the industry have exceeded upgrades.

Our policy claims fluctuate from year to year.

         Protective's results may fluctuate from year to year on account of fluctuations in policy claims received by Protective.

We could be forced to sell illiquid investments at a loss to cover policyholder withdrawals.

         Many of the products offered by Protective's insurance subsidiaries allow policyholders and contract holders to withdraw their funds under defined circumstances. Protective's insurance subsidiaries design products and configure investment portfolios to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities. Formal asset/liability management programs and procedures are used to monitor the relative duration of Protective's assets and liabilities. While Protective's insurance subsidiaries own a significant amount of liquid assets, many of their assets are relatively illiquid. Significant unanticipated withdrawal or surrender activity could, under some circumstances, compel Protective's insurance subsidiaries to dispose of illiquid assets on unfavorable terms, which could have a material adverse effect on Protective. Interest-rate fluctuations could negatively affect our spread income.

         Significant changes in interest rates expose insurance companies to the risk of not earning anticipated spreads between the interest rate earned on investments and the credited rates paid on outstanding policies. Both rising and declining interest rates can negatively affect Protective's spread income. For example, certain of Protective's insurance and investment products guarantee a minimum credited interest rate. While Protective develops and maintains asset/liability management programs and procedures designed to preserve spread income in rising or falling interest rate environments, no assurance can be given that significant changes in interest rates will not materially affect such spreads.

         Lower interest rates may result in lower sales of Protective's insurance and investment products.

Our insurance subsidiaries are highly regulated.

         Protective's insurance subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with many aspects of the insurance business, which may include premium rates, marketing practices, advertising, policy forms, and capital adequacy, and is concerned primarily with the protection of policyholders rather than share owners. Protective cannot predict the form of any future regulatory initiatives.

A  tax  law  change  could   adversely   affect  our  ability  to  compete  with
non-insurance products.

         Under the Internal Revenue Code of 1986, as amended, income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of Protective's products a competitive advantage over other non-insurance products. To the extent that the internal revenue code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including Protective's subsidiaries, would be adversely affected with respect to their ability to sell such products, and, depending on grandfathering provisions, the surrenders of existing annuity contracts and life insurance policies. In addition, life insurance products are often used to fund estate tax obligations. If the estate tax is eliminated, the demand for certain life insurance products would be adversely affected. Protective cannot predict what future tax initiatives may be proposed which may affect Protective.

Industrywide litigation concerning sales practices, agent misconduct, failure to supervise agents, and other matters could result in substantial judgments against us.

         A number of civil jury verdicts have been returned against insurers in the jurisdictions in which Protective does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments against the insurer that are disproportionate to the actual damages, including material amounts of punitive damages. In some states, including Alabama, juries have substantial discretion in awarding punitive damages which creates the potential for unpredictable material adverse judgments in any given punitive damages suit. Protective and its subsidiaries, like other insurers, in the ordinary course of business, are involved in such litigation or alternatively in arbitration. The outcome of any such litigation or arbitration cannot be predicted with certainty. In addition, in some class action and other lawsuits involving insurers' sales practices, insurers have made material settlement payments.

Our investments are subject to risks.

         Protective's invested assets are subject to customary risks of defaults and changes in market values. The value of Protective's commercial mortgage portfolio depends in part on the financial condition of the tenants occupying the properties which Protective has financed. Factors that may affect the overall default rate on, and market value of, Protective's invested assets include interest rate levels, financial market performance, and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.

Our acquisition strategy involves risks.

         Protective has actively pursued a strategy of acquiring blocks of insurance policies. This acquisition strategy has increased Protective's earnings in part by allowing Protective to position itself to realize certain operating efficiencies associated with economies of scale. There can be no assurance, however, that suitable acquisitions, presenting opportunities for continued growth and operating efficiencies, will continue to be available to Protective, or that Protective will realize the anticipated financial results from its acquisitions.

We are dependent on the performance of others.

         Protective's results may be affected by the performance of others because Protective has entered into various ventures involving other parties. Examples include, but are not limited to: many of Protective's products are sold through independent distribution channels; the Investment Products Division's variable annuity deposits are invested in funds managed by unaffiliated investment managers; and a portion of the sales in the Individual Life, West Coast, Dental, and Financial Institutions Divisions comes from arrangements with unrelated marketing organizations.

Year 2000 computer compliance issues may adversely affect us.

         Computer hardware and software often denote the year using two digits rather than four; for example, the year 1999 often is denoted by such hardware and software as "99." It is probable that such hardware and software will malfunction when calculations involving the year 2000 are attempted because the hardware and/or software will interpret "00" as representing the year 1900 rather that the year 2000. This "Year 2000" issue potentially affects all individuals and companies (including Protective, its customers, business partners, suppliers, banks, custodians and administrators). The problem is most prevalent in older mainframe systems, but personal computers and equipment containing computer chips could also be affected.

         Due to the fact that Protective does not control all of the factors that could impact its Year 2000 readiness, there can be no assurances that Protective's Year 2000 efforts will be successful, that interactions with other service providers with Year 2000 issues will not impair Protective's operations, or that the Year 2000 issue will not otherwise adversely affect Protective.

         Should some of Protective's systems not be available due to Year 2000 problems, in a reasonably likely worst case scenario, Protective may experience significant delays in its ability to perform certain functions, but does not expect an inability to perform critical functions or to otherwise conduct business. However, other worst case scenarios, depending upon their duration, could have a material adverse effect on Protective and its operations.

Our reinsurance program involves risks.

         Protective's insurance subsidiaries cede insurance to other insurance companies. However, Protective remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it. The cost of reinsurance is, in some cases, reflected in the premium rates charged by Protective. Under certain reinsurance agreements, the reinsurer may increase the rate it charges Protective for the reinsurance, though Protective does not anticipate increases to occur. Therefore, if the cost of reinsurance were to increase with respect to policies where the rates have been guaranteed by Protective, Protective could be adversely affected.

         Additionally, Protective assumes policies of other insurers. Any regulatory or other adverse development affecting the ceding insurer could also have an adverse effect on Protective.

The plan is unfunded and  participants  are  unsecured  creditors of  Protective
Life.

         The plan is an unfunded plan. Accounts established for a participant electing to defer compensation under the plan are not considered trusts. If Protective or Protective Life Insurance Company establishes a grantor trust or purchases securities to assist in meeting obligations under the plan, participants will have no interest in the trust or other property. Participants' interests under the plan or in such property are as unsecured general creditors of Protective Life, as plan sponsor.

                           PROTECTIVE LIFE CORPORATION

         Protective is a Delaware corporation incorporated in 1981. We are a holding company, whose subsidiaries provide financial services through the production, distribution, and administration of insurance and investment products. The plan sponsor, Protective Life Insurance Company, founded in 1907, is our principal operating subsidiary. Our principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and its telephone number is (205) 879-9230.

                                    THE PLAN

         The following is intended to be only a summary of the plan and is qualified in its entirety by reference to the more detailed information provided in the plan document, attached as Appendix A.

General

         The Protective Producer Deferred Compensation Plan is a non-funded plan, sponsored by Protective Life, a wholly-owned subsidiary of Protective. Each full-time independent producer who has an Independent Producer Agreement with Protective Life is eligible to participate in the plan. Employees of
Protective, Protective Life and their affiliates are not eligible to participate. The plan is administered by a Committee appointed by the Executive Vice President responsible for the Individual Life Division of Protective Life. In order to participate in the plan during a plan year, a producer must submit a deferral election on or prior to the preceding December 31. A new producer may begin participation in the plan during a plan year, provided that he or she submits a deferral election within 30 days of the effective date of his or her Producer Agreement. The Committee, in its sole discretion, may also determine that independent producers contracted with affiliates of Protective or Protective Life will be eligible to participate in the plan.

         Any eligible producer who elects to participate in the plan may defer the receipt of all or a portion of his or her eligible compensation. Eligible compensation includes all commissions, overrides and bonuses due from the sale of one of the products specified by Protective Life, or, if applicable, an affiliate of Protective Life. The list of specified products,as amended from time to time, will be provided to all participants. The Committee may from time to time establish a minimum dollar amount or a minimum percentage of compensation that may be deferred by a participant. If the aggregate amount deferred in any year is less than that minimum, the participant will not be entitled to defer compensation in the next year. Unless the producer otherwise specifies in his or her election form, the election to participate and level of deferral will continue in effect for subsequent years until it is revoked or modified by the producer. If a participant wishes to revoke a deferral election or to modify the level of deferral, the change will become effective with respect to compensation payable in the year following the year in which the change is requested. No changes in the level of deferral may be made for the current calendar year.

Deferrals

         Protective  Life  will  establish  a  book  entry  account   ("deferral
account") to record the amounts credited to a participant as a result of a deferral election.

         The Committee will select the mutual funds or other investment vehicles including Protective common stock (the "phantom funds"), which may be used to determine the hypothetical investment experience of participants' deferral accounts. Each participant will from time to time select those phantom funds that shall determine the investment experience of his or her deferral account. If a participant fails to make a valid election with respect to any portion of his or her account, the amount credited will be deemed to be invested in the phantom fund which the Committee determines to have the least risk of loss of principal.

No amount credited to a participant's deferral account will be set aside or invested in any actual fund on behalf of that participant. However, either Protective or Protective Life may make investments for its own account to assist in meeting obligations to participants under the plan.

Matching Contributions

         In addition to the deferral account, Protective will establish a matching account for any participant eligible to receive a matching contribution under the plan. Contributions to the matching account with respect to plan years ending on or after December 31, 1998 will be deemed to be invested in Protective common stock.

         Eligibility to receive a matching contribution will generally be determined based on factors such as the persistency of business, production and a minimum deferral into the plan. The level of matching contribution may be based on such factors as production level and the number
of years the participant  has had a deferral   election  under  the  plan.
The specific criteria for matching contribution for a plan year shall be determined by the Committee and communicated to participants prior to December 1 of the year preceding the year in which such criteria apply.
The Committee may amend the criteria for eligibility or level of the matching contribution at any time, however, no such change may negatively impact a participant's eligibility or level of matching for the current plan year.

         Any matching contribution earned under the plan will be credited to the participant's matching account as soon as practicable after the end of the related plan year.

Crediting of Stock Equivalents

         A participant's matching account as well as the portion of the participant's deferral account to which the Protective common stock phantom fund applies shall be credited with stock equivalents. The number of stock equivalents credited will be equal to the number of full and fractional shares of Protective common stock that could be purchased with the dollar amount of the matching contribution and/or the relevant deferral using the fair market value of such stock on the day the amounts are credited to the Plan.

         In the event that dividends are paid on Protective common stock, a participant's accounts will be credited with additional stock equivalents as of the payment date for such dividend.

Vesting of Accounts

         Participants are always fully vested in the amount credited to their deferral account. A participant will become vested (subject to forfeiture as described below) in the balance of their matching account at a rate of twenty percent (20%) for each year in which such participant qualifies for a matching contribution. If a participant dies or becomes disabled (as defined in the plan), his or her matching account will become fully vested.

Forfeiture

         If a participant's producer agreement is terminated other than by reason of the participant's death or disability, any unvested portion of his or her matching account will be forfeited.

         In the event a participant's producer agreement is terminated for cause, the producer will forfeit both the vested and unvested amounts credited to his or her matching account.

Distribution

         Amounts credited to a participant's accounts are payable in either cash or of shares of Protective common stock at the discretion of Protective. Each participant will file a written election selecting how and when payment for the amount credited to his accounts will be made. However, a participant may not receive a distribution until the earlier of:

         (1)      his or her 65th birthday, or
         (2) the first day in which he or she has attained age 55 and is fully vested in the matching account.

         A participant may elect to receive his or her distribution:

         (1)      in a lump sum,

         (2) in a number of monthly, quarterly or annual installments, not to exceed a period of 20 years, or (3) in a number of monthly, quarterly or annual fixed payments, until the balance credited to his or her accounts is exhausted.

         If no distribution election is made, payment will be made in one lump sum as soon as possible after the participant reaches age 65. Participants may amend their distribution elections, provided however, that the amendment must comply with the timing requirements of the plan.

         The amount of any cash payments made in respect of the stock equivalents credited to a participant's accounts under the plan will be determined based on the fair market value of Protective common stock on the payment date. If payment is made in shares of common stock, a participant will be entitled to one share of Protective common stock for each full stock equivalent credited to his or her account. Payment for fractional stock equivalents will be made in cash based on the fair market value of Protective common stock on the payment date.

Hardship Distribution

         In the event a  participant  suffers a hardship  as  determined  by the rules as established by the Committee, a participant may apply for a distribution of all or a portion of his or her deferral account and the vested portion of his or her matching account. A participant may not receive a hardship distribution from the non-vested portion of his or her matching account. If the Committee, in its sole discretion, determines that the requirements of the plan have been met, a distribution may be made not to exceed the amount reasonably necessary to meet the emergency need. A hardship distribution will automatically revoke any standing deferral election and the participant will not be eligible to defer compensation during the remainder of the plan year or the following year.

Amendment and Termination of Plan

         The Committee may, at any time, amend or terminate the plan, however no such action may impair the rights of a participant with respect to amounts then credited to his or her accounts under the plan.

Unfunded Plan

         Since the plan is unfunded, participants will have no claim against Protective, Protective Life, or any trust or property purchased by either company to assist in meeting obligations under the plan. Distributions under the plan will be made from the general funds of Protective Life and the rights of participants will be as an unsecured general creditor of Protective Life.

No Rights as a Shareholder

         Participants will not have any rights as shareholders of Protective as a result of participation in the plan unless and until certificates evidencing Protective common stock are distributed to them.

No Assignment

         A participant may not assign his or her right to receive a distribution under the plan.

Tax Implications of Plan Distribution

         Under present laws, regulations, rulings, and case law, if certain requirements are met, deferrals under the plan will not be subject to federal income taxes at the time the deferred amounts are credited to the participant's account. The plan has been designed to comply with these requirements, although there can be no guarantee that the Internal Revenue Service will not challenge the status of deferrals. If these requirements are not deemed to have been met, a participant may be subject to penalties and may be required to pay interest on taxes that would otherwise be payable. If any amounts deferred pursuant to the plan are found to have been includible in the taxable income of a participant prior to payment of such amounts, such amounts shall be immediately paid to such participant, notwithstanding his or her elections under the plan.

         The participant will be subject to federal income and self employment taxes on his or her deferred amounts and any earnings or appreciation thereon, at the time the funds are received (actually or constructively) by the participant. Other income taxes, state taxes, estate and inheritance taxes may be applicable depending upon a participant's particular circumstances. A participant should consult a qualified tax advisor before making any election permitted by the plan.

         Protective Life is not entitled to a tax deduction for any participant contributions until such participant contributions and appreciation of the contributions are taxable to the participant.

                   DESCRIPTION OF CAPITAL STOCK OF PROTECTIVE

Authorized and Outstanding Capital Stock

         The authorized capital stock of Protective is 164,000,000 shares, consisting of:

         o 3,600,000 shares of preferred stock, par value $1.00 per share, of which no shares were outstanding as of June 30, 1999;

         o 400,000 shares of Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock"), of which no shares were outstanding as of June 30, 1999; and

         o 160,000,000 shares of common stock, par value $.50 per share, of which 64,502,092 shares, as well as the same number of rights ("Rights") to purchase shares of Junior Preferred Stock pursuant to the Rights Agreement, dated August 7, 1995 (the "Rights Agreement"), between Protective and The Bank of New York, as successor to AmSouth Bank, as Rights Agent, were outstanding as of June 30, 1999.

         No holders of any class of Protective's capital stock are entitled to preemptive rights. In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of Protective may, without approval of the stockholders, issue preferred stock in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by the Board of Directors include the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of such shares have been issued, the number of shares constituting any such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to:

         o        the 1998 Restated Certificate of Incorporation of Protective;

         o        the 1998 Restated By-laws of Protective; and

         o        the Rights Agreement.

Copies of each of these documents are incorporated by reference as exhibits to the registration statement which includes this prospectus.


                    DESCRIPTION OF COMMON STOCK OF PROTECTIVE

General

         Subject to the rights of the holders of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to such dividends as the Board of Directors may declare out of legally available funds. The holders of common stock will possess exclusive voting rights in Protective, except to the extent the Board of Directors specifies voting power with respect to any preferred stock issued. Except as hereinafter described, holders of common stock are entitled to one vote for each share of common stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of Protective, the holders of common stock are entitled to receive, after payment of all of Protective's debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any remaining assets of Protective. Holders of common stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of common stock sold hereunder will be fully paid and nonassessable. The Bank of New York is the registrar and transfer agent for the common stock. The common stock is listed on the New York Stock Exchange under the symbol "PL."

Potential Anti-takeover Effect of Protective's Restated Certificate of Incorporation

         The provisions of Protective's certificate of incorporation that are summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interests, including those attempts that might result in a premium over the market price for the shares held by stockholders.

 Issuance of Preferred Stock. Pursuant to the certificate of incorporation, the Board of Directors by resolution may establish one or more series of preferred stock having such number of shares, designation, relative voting rights, dividend rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Protective.

 Business Combinations. Protective's certificate of incorporation contains a "fair price" provision which generally requires that certain "business combinations" with a "related person" (generally the beneficial owner of at least 20 percent of Protective's voting stock) be approved by the holders of at least 80 percent of Protective's voting stock and the holders of at least 67 percent of the voting stock held by stockholders other than such related person, unless:

(1)      at least a majority of the "continuing directors" of Protective

         o has expressly approved in advance the acquisition of Protective's voting stock that caused the related person involved in the business combination to become a related person; or

         o        has approved the business combination; or

(2) the business combination is either a "reorganization" or a business combination in which Protective is the surviving corporation and, in either event, the cash or fair market value of the property, securities or other consideration to be received per share as a result of the business combination by holders of the common stock of Protective other than the related person is not less than the highest per share price, with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions, paid by such related person in acquiring any holdings of Protective's common stock either in or subsequent to the transaction or series of transactions by reason of which the related person became a related person.

         Protective's   certificate  of  incorporation  contains  the  following
definitions:

         "Business combination" means:

         o any reorganization of Protective or a subsidiary of Protective with or into a related person;

         o any sale, lease, exchange, transfer or other disposition, including without limitation a pledge, mortgage or any other security device, of all or any "substantial part" of the assets either of Protective or of a subsidiary of Protective, or both, to a related person;

         o any reorganization of a related person with or into Protective or a subsidiary of Protective;

         o any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to Protective or a subsidiary of Protective;

         o the issuance of any securities of Protective or any subsidiary of Protective to a related person except if such issuance were a stock split, stock dividend or other distribution pro rata to all holders of the same class of voting stock;

         o any reclassification of Protective's securities, including any reverse stock split, or any other recapitalization that would have the effect of increasing the voting power of a related person; and

         o any agreement, contract, plan or other arrangement providing for any of the transactions described in the definition of business combination.

         For purposes of Protective's certificate of incorporation, "continuing director" means a director who was a member of the Board of Directors of Protective immediately prior to the time such related person became a related person.

         "Substantial part" means more than 20 percent of the fair market value of the total assets of the corporation in question, as determined in good faith by a majority of the continuing directors as of the end of its most recent fiscal year ending prior to the time the determination is being made.

         "Reorganization" is defined to mean a merger, consolidation, plan of exchange, sale of all or substantially all of the assets (including, in the case of a subsidiary of Protective, bulk reinsurance or cession of substantially all of its policies and contracts) or other form of corporate reorganization pursuant to which shares of voting stock, or other securities of the subject corporation, are to be converted or exchanged into cash or other property, securities or other consideration.

         Under the certificate of incorporation, the amendment of, repeal of or adoption of any provision inconsistent with provisions of the certificate of incorporation relating to business combinations with a related person requires the affirmative vote of the holders of at least 80 percent of Protective's voting stock and the holders of at least 67 percent of Protective's voting stock held by holders other than such related person.

Share Purchase Rights Plan

         On August 7, 1995, the Board of Directors of Protective declared a dividend distribution of one Right for each outstanding share of common stock. The distribution was payable on August 18, 1995 to the shareholders of record on that date. Each Right currently entitles the registered holder to purchase from Protective one two-hundredth of a share of Junior Preferred Stock at a purchase price of $55 per one two-hundredth of a share of Junior Preferred Stock, subject to adjustment.

         The Rights will be evidenced, with respect to any of the common stock certificates outstanding as of August 18, 1995, by such common stock certificate with a copy of a "Summary of Rights" attached thereto until the earlier to occur of:



         o ten days following the time of a public announcement or notice to Protective that a person or group of affiliated or associated persons (an "acquiring person") acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock of Protective (the "stock acquisition time"); or

         o ten days following the commencement or announcement of an intention to make a tender offer or exchange offer which, if successful, would cause the bidder to own 15% or more of the outstanding common stock.

         The earlier of these dates is referred to as the "distribution date".

         The Rights Agreement provides that, until the distribution date, the Rights will be transferred with and only with the common stock. Until the distribution date, or earlier redemption or expiration of the Rights, new common stock certificates issued after August 18, 1995, upon transfer or new issuance of the common stock, will contain a notation incorporating the Rights Agreement by reference. Until the distribution date, or earlier redemption or expiration of the Rights, the surrender for transfer of any of the common stock certificates outstanding as of August 18, 1995, even without a copy of a "Summary of Rights" attached thereto, will also constitute the transfer of the Rights associated with the common shares represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the Rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate right certificates alone will evidence the Rights.

         The Rights are not exercisable until the distribution date. The Rights will expire on August 18, 2005, unless earlier redeemed by Protective as described below or extended.

         To prevent dilution, the purchase price payable and the number of shares of Junior Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the following events:

         o in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock;

         o upon the fixing of a record date for the issuance to holders of Junior Preferred Stock of certain rights, options or warrants to subscribe for or purchase Junior Preferred Stock or convertible securities at less than the current market price of Junior Preferred Stock; or

         o upon the fixing of a record date for the making of a distribution to holders of Junior Preferred Stock of evidences of indebtedness or assets, excluding regular periodic cash dividends not exceeding 125% of the last regular periodic cash dividend or dividends payable in Junior Preferred Stock, or of subscription rights or warrants, other than those referred to above.

The number of Rights and number of shares of Junior Preferred Stock issuable upon the exercise of each Right are also subject to adjustment in the event of a stock split, combination or stock dividend on the common stock prior to the distribution date.

 With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of common stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market value of the common stock on the last trading date prior to the date of exercise.


         In the event that after the stock acquisition time, Protective is acquired in a merger or other business combination transaction or 50% or more of its assets, cash flow or earning power are sold or otherwise transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right, other than the acquiring person, upon the exercise thereof at the then-current exercise price of the Right, shall thereafter be entitled to receive that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that Protective were the surviving corporation in a merger and its common stock was changed or exchanged, proper provision shall be made so that each holder of a Right, other than the acquiring person, will thereafter have the right to receive upon exercise, that number of shares of the common stock having a market value of two times the exercise price of the Right.

         In the event that a person or group becomes an acquiring person (otherwise than pursuant to a tender offer or exchange offer for all outstanding shares of common stock at a price and on terms which are determined to be fair and in the best interests of Protective and its stockholders by a majority of the members of the Board of Directors of Protective who are not acquiring persons or representatives or nominees of or affiliated or associated with an acquiring person), proper provision shall be made so that each holder of a Right, other than Rights that were beneficially owned by the acquiring person, which will thereafter be void, will thereafter have the right to receive upon exercise that number of shares of common stock having a market value, as defined in the Rights Agreement, of two times the exercise price of the Right. A person or group will not be deemed to be an acquiring person if the Board of Directors of Protective determines that such person or group became an acquiring person inadvertently and such person or group promptly divests itself of a sufficient number of shares of common stock so that such person or group is no longer an acquiring person.

         At any time prior to the earlier of (1) the stock  acquisition time and
(2) August 18, 2005, Protective, by resolution of its Board of Directors, may redeem the Rights in whole, but not in part, at a redemption price of $.01 per Right. Immediately upon the action of the Board of Directors electing to redeem the Rights or at such time subsequent to such action as the Board of Directors may determine, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive this redemption price.

         At any time after a person becomes an acquiring person and prior to the acquisition by such person of 50% or more of the outstanding common stock of Protective, the Board of Directors of Protective may exchange the Rights, other than Rights beneficially owned by such person which have become void, in whole or in part, for common stock of Protective at an exchange ratio of one share of common stock per Right, subject to adjustment. Protective may at its option substitute shares of Junior Preferred Stock, or other series of substantially similar preferred stock of Protective, for some or all of the shares of common stock exchangeable for Rights, at an exchange ratio of one two-hundredth of a share of Junior Preferred Stock, or such other series of preferred stock, for each share of common stock to be exchanged.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Protective, other than rights resulting from such holder's ownership of shares of common stock, including, without limitation, the right to vote or to receive dividends. Stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for common stock, or other consideration, of Protective or for common stock of the acquiring company as set forth above.

         The Rights and the Rights Agreement can be amended by Protective's Board of Directors in any respect, including, without limitation, any extension of the period in which the Right certificates may be redeemed, at any time prior to the stock acquisition time. From and after such time, without the approval of the stockholders of Protective or the holders of the Rights, the Board of Directors may only supplement or amend the Rights Agreement in order to:

         o        cure any ambiguity;

         o correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision in the Rights Agreement;

         o        shorten or lengthen any time period under the Rights
                  Agreement; or

         o make any changes or supplements which Protective may deem necessary or desirable which shall not adversely affect the interests of the holders of Right certificates, other than an acquiring person or an affiliate or associate of any such person.

         Any such action by the Board of Directors must have the concurrence of a majority of the continuing directors and the continuing directors must constitute a majority of directors then in office. However, the Rights Agreement may not be supplemented or amended to lengthen:

         o a time period relating to when the Rights may be redeemed or to modify the ability (or inability) of Protective's Board of Directors to redeem the Rights, in either case at such time as the Rights are not then redeemable; or

         o any other time period unless such lengthening is for a purpose of protecting, enhancing or clarifying the Rights of or the benefits to the holders of Rights, other than an acquiring person or an affiliate or associate of any such person.

         For purposes of the Rights Agreement, the term "continuing director" means any member of the Board of Directors of Protective who was a member of the Board prior to the Stock Acquisition Time, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the continuing directors, but shall not include an acquiring person, or an affiliate or associate of an acquiring person, or any representative of the foregoing entities.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Protective in a manner which causes the Rights to become exercisable unless the offer is conditioned on the Rights being redeemed. This potential dilution may have the effect of delaying, deferring or discouraging attempts to acquire control of Protective which are not approved by Protective's Board of Directors. However, the Rights should not interfere with any merger or other business combination approved by Protective's Board of Directors.

         The foregoing description of the Rights Agreement is qualified in its entirety by reference to the complete terms of the Rights as set forth in the Rights Agreement. The Rights Agreement is incorporated by reference as an exhibit to the registration statement which includes this prospectus. A copy of the Rights Agreement can be obtained as described under "Where You Can Find More Information."

Description of Junior Preferred Stock

 General. In connection with the Rights Agreement, 400,000 shares of Junior Preferred Stock have been reserved and authorized for issuance by Protective's Board of Directors. No shares of Junior Preferred Stock are outstanding as of the date of this prospectus. The following statements with respect to the Junior Preferred Stock do not purport to be complete and are subject to the detailed provisions of the Protective's certificate of incorporation and the certificate of designation relating to the Junior Preferred Stock which are filed as exhibits to the registration statement which includes this prospectus.

Ranking. The Junior Preferred Stock shall rank junior to all other series of Protective's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

 Dividends and Distributions. Subject to the prior and superior rights of the holders of any share of any series of preferred stock ranking prior to and superior to the shares of Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of common stock and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year commencing on the first quarterly dividend payment date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share, rounded to the nearest cent, equal to the greater of (1) $2.50 per share ($10.00 per annum) or (2) subject to adjustment upon certain dilutive events, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock, since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Junior Preferred Stock.

         Protective shall declare a dividend or distribution on the Junior Preferred Stock immediately after it declares a dividend or distribution on the common stock (other than a dividend payable in shares of common stock); provided that, in the event no dividend or distribution shall have been declared on the common stock during the period between any quarterly dividend payment date and the next subsequent quarterly dividend payment date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Stock shall nevertheless be payable on such subsequent quarterly dividend payment date.

 Voting Rights. The holders of shares of Junior Preferred Stock shall have the following voting rights:

         o subject to adjustment upon certain dilutive events, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of Protective;

         o except as otherwise provided by the certificate of designation, the certificate of incorporation, any other certificate of designation creating a series of preferred stock or any similar stock or by law, the holders of shares of Junior Preferred Stock and the holders of shares of common stock shall vote together as one class on all matters submitted to a vote of stockholders of Protective; and

         o except as provided in the certificate of designation or by applicable law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required for authorizing or taking any corporate action.

 Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of Protective, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (1) $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (2) an aggregate amount per share, subject to adjustment upon certain dilutive events, equal to 100 times the aggregate amount to be distributed per share to holders of common stock; nor shall any distribution be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

Consolidation,   Merger,   etc.  In  case  Protective   shall  enter  into  any
consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case, each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to adjustment upon certain dilutive events) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

 Certain Restrictions. Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, Protective shall not:

         o declare or pay dividends, or make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock;

         o declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which the dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         o redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, provided that Protective may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of Protective ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock; or

         o purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         Protective shall not permit any subsidiary of Protective to purchase or otherwise acquire for consideration any shares of stock of Protective unless Protective could, in accordance with the foregoing restrictions, purchase or otherwise acquire such shares at such time and in such manner.

 Redemption.  The shares of Junior Preferred Stock are not redeemable.

Certain Limitations on Dividends

         Under the terms of Protective's outstanding 8 1/4% Subordinated Debentures, Series B and 6 1/2% Subordinated Debentures, Series C, Protective has the right to extend the interest payment period. During any such extended interest period, or at any time during which there is an uncured default or event of default (as defined in the subordinated indenture, under these debentures) Protective is prohibited from paying any dividends on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of its shares of capital stock, with certain limited exceptions.

 PLAN OF DISTRIBUTION

         Protective will offer the Protective common stock from time to time pursuant to the terms of the plan.


                                  LEGAL MATTERS

         The validity of any securities offered hereby will be passed upon for Protective by Deborah J. Long, Senior Vice President and General Counsel for the Company.

                             INDEPENDENT ACCOUNTANTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         With respect to the unaudited consolidated financial information for Protective and subsidiaries for the six-month periods ended June 30, 1999 and 1998 and the three-month periods ended March 31, 1999 and 1998, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated July 27, 1999 and April 23, 1999, respectively, incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

                                   APPENDIX A

                               Protective Producer
                           Deferred Compensation Plan
                 (As Amended and Restated as of October 1, 1999)

Section 1.        Eligibility and Purpose

         The purpose of the Protective Producer Deferred Compensation Plan (the "Plan") is to provide a benefit to reward long-term, quality producers through a plan that builds additional financial security. Each full-time independent producer who has executed an Independent Producer Agreement with Protective Life Insurance Company ("Producer") who is not an employee of Protective Life
Insurance Company (the "Company") or its affiliates shall be eligible to participate in the Plan. The Committee (as defined below), in its sole discretion, may determine that independent producers contracted with an affiliate of the Company shall also be eligible to participate in the Plan. Any such eligible Producer who elects to participate in the Plan may thereby defer the receipt of all or a portion of his or her eligible compensation.

Section 2.        Definitions

         a. "Accounts" shall mean a Participant's Deferral Account and Matching Account under the Plan.

         b. "Board" shall mean the Board of Directors of Protective Life Insurance Company.

         c. "Committee" shall mean the committee appointed by the Executive Vice President responsible for the Individual Life Division of the Company to administer the Plan.

         d.  "Common   Stock"  shall  mean  common  stock  of  Protective   Life
Corporation, par value $0.50 per share.

         e. "Company Matching Contribution" shall mean that entry on the books and records of the Company which is a general contingent obligation of the Company to a particular Participant unfunded and unsecured, and which is determined pursuant to the provisions of Section 5.

         f. "Compensation" shall mean all commissions, overrides, bonuses, and other income due a Producer from the Company on products identified on Schedule A hereto, as such shall be amended from time to time.

         g. "Deferral Account" shall mean a book entry account established by the Company to record the amounts credited to a Participant in respect of his Deferral Election pursuant to Section 4 of the Plan.

         h. "Deferral Election" shall mean the election by a Producer to defer receipt of Compensation pursuant to Section 4 of the Plan.

         i. "Disability" shall mean the Participant's inability to perform the duties of a Producer due to total or permanent disability as determined by the Committee based upon the opinion of a physician chosen by the Committee in its sole discretion.

         j. "Fair Market Value" of the Common Stock on any date shall mean (i) the closing price of a share of Common Stock, as reported for such day on a national exchange, or the mean between the closing bid and asked prices for a share of Common Stock on such date, as reported on a nationally recognized system of price quotation, provided that, in the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported or (ii) if no such quotations are available, the fair market value of a share of the Common Stock as determined by a majority of the Board of Directors of Protective Life Corporation.

         k. "Matching Account" shall mean a book entry account established by the Company to record a Producer's Company Matching Contributions and any additions thereto pursuant to Section 5 hereof.

         l. "Matching Non-Stock Sub-Account" shall mean a sub-account of the Matching Account as provided in Section 5(d).

         m. "Matching Stock Sub-Account" shall mean a sub-account of the Matching Account as provided in Section 5(d).

         n. "Participant" shall mean any Producer who is eligible to make and does make a Deferral Election.

         o. "Phantom Fund" shall mean one or more mutual funds or other investment vehicles which shall be designated by a Participant to determine the hypothetical investment experience of his or her Deferral Account under the Plan as provided in Section 4(c).

         p. "Plan Year" shall mean each period beginning on January 1 and ending on December 31 of the same year.

         q. "Producer Agreement" shall mean the Independent Producer Agreement between a Producer and the Company, or the relevant agreement between a Producer and an affiliate of the Company, if applicable.

Section 3.        Participation

         a. Election to Participate. On or before December 31 of each calendar year or within the 30 day period immediately following the effective date of his or her Producer Agreement (or such other date or dates as may be specified by the Committee) a Producer may elect to defer receipt of up to that amount of Compensation otherwise payable to such Producer in the future as the Committee shall permit to be deferred hereunder. The Committee may from time to time establish a minimum amount (which may be stated as a percentage of Compensation eligible for deferral hereunder) that may be deferred by an Producer. Notwithstanding anything else to the contrary herein, if the aggregate amount deferred during any year is less than such amount, then the Producer shall not be entitled to defer Compensation into the Plan in the next succeeding Plan Year.

         b. Form and Duration of Election to Participate. A Deferral Election shall be made by written notice on a form acceptable to the Company (the "Deferral Election Form") and shall be effective only when filed with the Company. Unless otherwise specified in the Deferral Election Form, a Deferral Election made by a Producer shall continue in effect (including with respect to Compensation payable in subsequent calendar years) unless and until the Producer revokes or modifies such election by written notice on a designated form filed with the Company. Any such revocation or modification of a Deferral Election shall become effective only with respect to Compensation payable in the calendar year following receipt of such revocation or modification by the Company.

         c. Renewal. A Producer who has revoked a Deferral Election may file a new Deferral Election to defer Compensation payable in the calendar year following the year in which such election is filed.

Section 4.        Deferral Account

         a. Establishment of Account. The Corporation shall maintain a separate Deferral Account for each Participant, and shall make additions to such Account as provided in this Section 4.

         b. Additions to Account. Deferred amounts allocated to a Participant's Deferral Account pursuant to this Section 4 shall be credited to such Account as soon as practicable following the end of the month in which such Compensation would otherwise have been paid to the Participant. The number of stock equivalents credited to a Participant's Deferral Account in respect of any investment election in the Common Stock Phantom Fund shall be determined as provided in Section 6(a).

         c. Designation of Phantom Investment Funds. The Committee may select Phantom Funds which shall be used to determine the hypothetical investment experience of each Participant's Deferral Account under the Plan; provided, however, that in the event the Committee has not specified any such Phantom Funds, the Company shall credit interest to a Producer's Deferral Account as provided in Section 4(h) hereof.

         d. Investment Election. In the event the Committee shall designate Phantom Funds as provided in Section 4(c) above, Participant shall from time to time designate, on a form approved by the Company, the Phantom Fund or Funds that shall determine the investment experience with respect to such Participant's Deferral Account and Matching Non-Stock Sub- Account. The Committee may, in its discretion, (i) establish minimum amounts (in terms of dollar amounts or a percentage of a Participant's Deferral Account or Matching Non-Stock Sub-Account), which may be allocated to any Phantom Fund, (ii) establish rules regarding the time at which any such election (or any change in such election permitted under Section 4(e) shall become effective, and (iv) permit different designations with respect to a Participant's existing Deferral and Matching Non-Stock Sub-Account balances and amounts to be credited to such Accounts under Section 4(b) after the date the election form is filed with the Committee. If a Participant fails to make a valid election with respect to any portion of his Accounts (or if any such election ceases to be effective for any reason), such Participant shall be deemed to have elected to have his or her entire Account deemed invested in the Phantom Fund which the Committee determines generally to have the least risk of loss of principal.

         e. Change in Designation of Phantom Fund. Any change in the Phantom Funds designated with respect to all or any portion of a Participant's Deferral Account and Matching Non-Stock Sub-Account shall comply with the currently applicable rules established by the Committee and all rules applicable with respect to any initial designation of such Phantom Funds.

         f. Crediting of Phantom Investment Experience. In the event the Committee shall designate Phantom Funds as provided for in Section 4(c) above, as of the last day of each calendar quarter (or such other time as the Committee shall establish from time to time), each Deferral Account and Matching Non-Stock Sub-Account shall be credited or debited, as the case may be, with an amount equal to the net investment gain or loss which such Participant would have realized had he actually invested in each Phantom Fund an amount equal to the portion of his or her Deferral Account or Matching Non-Stock Sub-Account designated as deemed invested in such Phantom Fund during that calendar quarter (or such other period as may have been established by the Committee). Additional stock equivalents shall be credited to the Deferral Account in the event a dividend is paid with respect to the Common Stock. The number of stock equivalents so credited to any Participant's account shall be determined in accordance with Section 6(b).

         g. No Actual Investment. Notwithstanding anything else in this Section 4 to the contrary, no amount standing to the credit of any Participant's
Deferral Account or Matching Non-Stock Sub-Account shall be set aside or invested in any actual fund on behalf of such Participant; provided, however, that, nothing in this Section 4 (g) shall be deemed to preclude the Company from making investments for its own account (whether directly or through a grantor trust) to assist it in meeting its obligations to the Participants hereunder.

         h. Interest on Deferral Accounts. In the event that the Committee has not designated Phantom Funds as provided in Section 4(c) above (or such designation is not yet effective), each Plan Year (or any portion thereof as may be determined by the Committee) the Company will credit a Participant's Deferral Account with interest at a rate calculated at the end of such Plan Year (or such other period as provided for by the Committee) equal to the difference between
(i) the gross rate on fixed income paid for investments of the Company during the Plan Year and (ii) the sum of (x) the Company's investment expenses and Plan administrative expenses during such Plan Year and (y) the marginal income taxes incurred by the Company with respect to that portion of the Company's investment earnings in such Plan Year equal to the aggregate amount of all Participants' Accounts under the Plan.

Section 5.        Company Matching Contribution and Matching Account

         a. Eligibility for Company Matching Contribution. The Committee, in its sole discretion, shall establish the criteria for the Company Matching Contribution in no event later than December 1 of the year preceding the Plan Year to which such criteria will apply. The criteria as adopted will be attached as Schedule B to the Plan and shall remain in effect until subsequently amended by the Committee. Subject to the vesting requirements of Section 7, if, as of the end of any Plan Year, a Participant has met the criteria established by the Committee for such plan year and he or she shall be entitled to a Company Matching Contribution with respect to such Plan Year calculated according to
Section 5(b) below.

         b.       Determination of Company Matching Contribution

         The Company Matching Contribution for a Participant for any Plan Year shall be determined by multiplying the Compensation deferred by such Participant during such Plan Year by the Matching Percentage as determined by the formula established by the Committee prior to the Plan Year. The basis for calculating the Matching Percentage, as the same shall be amended from time to time, shall be set forth in Schedule B. Schedule B shall also contain the maximum annual Company Matching Contribution per participant as established by the Committee.

         c. Form of Matching Contribution. For Plan Years ending on or prior to December 31, 1997 the Company Matching Contribution shall be made in accordance with the terms of the Plan (or a predecessor plan) in effect at such time. For Plan Years ending on or after December 31, 1998 the Company Matching Contribution shall be made in stock equivalents representing a deemed investment in Common Stock, as provided in Section 5(e) hereof.

         d. Establishment of Matching Account. The Company shall establish a book entry Matching Account consisting of (i) a Matching Non-Stock Sub-Account in respect of all Company Matching Contributions made pursuant to the Plan for Plan Years ending on or prior to December 31, 1997 and any interest credited thereon and (ii) a Matching Stock Sub-Account in respect of all Company Matching Contributions made pursuant to the Plan for Plan Years ending on or after December 31, 1998.

         e.       Crediting Sub-Accounts.

         (1) With respect to the Matching Non-Stock Sub-Account, the Company Matching Contribution shall be credited as soon as practicable after the end of the Plan Year for which it applies.

         (2) With respect to the Matching Stock Sub-Account, the Company Matching Contribution shall be credited as stock equivalents as soon as practicable after the end of the Plan Year to which such Contribution relates. The number of stock equivalents so credited shall be determined as provided in Section 6(a).

         f. Interest on a Matching Non-Stock Sub-Account. In the event that the Committee has not designated Phantom Funds as provided in Section 4(c) above (or such designation is not yet effective), the Company shall credit interest to a Participant's Matching Non-Stock Sub-Account of the Matching Account at the same rate as provided for in Section 4(h) hereof. Notwithstanding the foregoing, the balance (after giving effect to Sections 7(c) and (d) hereof) of Matching Non-Stock Sub-Account of a Participant who no longer has an effective Producer Agreement as a result of a termination of such Agreement for other than death or Disability or because such individual is receiving a distribution from the Plan shall be credited with an interest rate of 3% per annum (or such higher rate as may be determined from time to time by the Committee in its sole discretion).

In the event that the  Committee  has  designated  Phantom  Funds as provided in
Section 4(c) above, the Participant shall designate, on a form approved by the Company, the Phantom Fund or Funds that shall determine the investment experience with respect to his or her Matching Non-Stock Sub-Account as provided for in Section 4 above. In the event that a Participant fails to make a valid election with respect to any portion of his or her Matching Non-Stock Sub-Account (or if such election ceases to be effective for any reason), such Participant shall be deemed to have elected to have his or her entire Matching Non-Stock Sub-Account deemed invested in the Phantom Fund which the Committee determines generally to have the least risk of loss of principal.

Section 6.        Stock Equivalents

         a. Crediting Accounts. The number of stock equivalents credited to a Participant's Deferral Account or Matching Stock Sub-Account shall be equal to the number of full and fractional shares of Common Stock that could be purchased with the dollar amount of the deferral or the Company Matching Contribution using the Fair Market Value on day funds are credited to the Account.

         b. Dividends. In the event that dividends are paid on the Common Stock, a Participant's Deferral Account and Matching Stock Sub-Account shall be credited as of the payment date for each dividend on the Common Stock with additional stock equivalents. In the event of a cash dividend, the number of stock equivalents to be credited will be determined based on the Fair Market Value of the Common Stock on the payment date.

         c. Change in Common Stock. In the event of any change in the Common Stock, upon which the stock equivalency hereunder is based, by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or any other change in corporate structure, the number of stock equivalents credited to a Participant's Deferral Account and Matching Stock Sub-Account shall be adjusted in such manner as a majority of the Board shall determine to be fair under the circumstances.

Section 7.        Vesting of Accounts

         a. Deferral Account. Each Participant shall be fully vested in his or her Deferral Account at all times.

         b. Matching Account. A Participant shall become vested in the balance in his or her Matching Account at the rate of twenty percent (20%) for each Plan Year in which such Participant has qualified for the Company Matching Contribution under Section 5. In the event a Participant's Producer Agreement terminates as a result of the death of such Participant, the Participant's Matching Account shall be deemed to be fully vested. Notwithstanding the foregoing, for purposes of this Section 7, in the event a Participant whose Producer Agreement previously terminated enters into a new Producer Agreement, any prior vesting credit received by the Participant shall apply to any Company Matching Contributions made under such new Producer Agreement provided, however, that any additional vesting credit so earned shall not apply to any prior unvested amounts which were forfeited pursuant to Section 7(c) or (d) below.

         c. Forfeiture of Vested Amount. A Producer shall forfeit the balance of his or her Matching Account, whether or not vested, in the event his or her Producer Agreement is terminated by the Company for cause; provided, however , that the provisions shall only be applied with respect to the additions to the Matching Account which were made on or after July 1, 1992.

         d.  Other  Termination.   If  a  Participant's  Producer  Agreement  is
terminated other than by reason of such Participant's death or Disability, any unvested portion of his or her Matching Account shall be forfeited.

Section 8.        Distribution from Accounts

         a. Form of Distribution. Distribution of any amount credited to a Participant's Accounts shall be payable either in cash or in shares of Common Stock at the discretion of the Committee.

         b. Distribution Election. Each Participant shall file with the Company a written election (as part of the Deferral Election) with respect to the timing and manner of distribution of the amount, if any, credited to his Deferral Account and the vested amount, if any, of his Matching Account at any time, provided, however, that a Participant may not receive a distribution until the earlier to occur of (i) his or her 65th birthday or (ii)(a) his or her 55th birthday and (b) full vesting in the Matching Account. A Participant may elect to receive a distribution from his Accounts (i) in one lump-sum payment, (ii) in such number of monthly, quarterly or annual installments (not to exceed a period of 20 years) or (iii) in a number of monthly, quarterly or annual fixed payments until the balance in his or her Account is exhausted, as the Participant may designate. If a distribution election is not made (or if such election does not apply to the entire balance in such Accounts) the balance in the Participant's Accounts shall be distributed in a single lump-sum payment as soon as administratively possible after the first business day of the calendar year immediately following the year in which such Participant attains the age of 65.

         c.       Lump Sum Payment from the Stock Sub-Account.

         (1) Where the Participant receives the balance of his or her Matching Stock Sub-Account or the portion of his or her Deferral Account deemed invested in the Common Stock Phantom Fund in a lump sum payment and the Company determines to make such distribution in the form of cash, the amount of payment in respect of such Accounts shall be equal to the product of the number of full and fractional share equivalents credited to the Matching Stock Sub-Account and Deferral Account on the date of such payment multiplied by the Fair Market Value of the Common Stock in the day of payment.

         (2) In the event the Committee determines to make the lump sum distribution from a Participant's Matching Stock Sub-Account and the portion of his or her Deferral Account deemed invested in the Common Stock Phantom Fund in the form of Common Stock, the Participant shall receive one share of Common Stock for each full stock equivalent credited to his or her Matching Stock Sub-Account and Deferral Account as of the date of such payment. Payment in respect of any fractional stock equivalents shall be made in cash based on Fair Market Value of Common Stock on the payment date.

         d.       Installment Payments.

         (1) Where the Participant receives the balance of his or her Deferral Account and Matching Account in installments, the amount of each installment shall be equal to the sum of (i) the payment in respect of such Participant's Matching Stock Sub-Account and the portion of his or her Deferral Account deemed invested in the Common Stock Phantom Fund as determined in Section 8(d)(2) below and (ii) the payment in respect of the balance of such Participant's Deferral Account and Matching Non-Stock Sub-Account as determined in Section 8(d)(3) below.

         (2) (a) In the event the Committee determines to make an installment payment from a Participant's Matching Stock
                  Sub-Account or the portion of the Deferral Account deemed invested in the Common Stock Phantom Fund payable in the form of cash, the amount of payment in respect of such installment payment shall be equal to the product of (i) the number of full and fractional stock equivalents credited to such Participant's Matching Stock Sub-Account and Deferral Account on the date of such payment multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments remaining to be paid at the time and (ii) the Fair Market Value of the Common Stock on the day of such payment.

                           (b) In the event the Committee  determines to make an
                  installment  payment  from  a  Participant's   Matching  Stock
                  Sub-Account or the portion of the Deferral Account deemed invested in the Common Stock Phantom Fund payable in the form of Common Stock, such installment payment shall consist of one share of Common Stock for every full stock equivalent subject to such installment payment as determined below. Payment in respect of each fractional stock equivalent subject to such installment (as determined below) shall be made in cash based on the Fair Market Value of Common Stock on the payment date. The number of full and fractional stock equivalents subject to an installment payment shall be equal to the product of (i) the number of full and fractional stock equivalents credited to such Participant's Matching Stock Sub-Account and Deferral Account on the date of such payment and (ii) a fraction, the numerator of which is one and the denominator of which is the total number of installments remaining to be paid at the time.

         (3) The amount of the installment payment in respect of the portion of a Participant's Deferral Account not deemed to be invested in the Common Stock Phantom Fund and such Participant's Matching Non-Stock Sub- Account shall be equal to the product of the (i) sum of the balance credited to the Participant's Deferral Account, excluding stock equivalents, and the Matching Non-Stock Sub-Account on the date of such payment and (ii) a fraction, the numerator of which is one and the denominator of which is the total number of installments remaining to be paid at that time.

         e. Amendment of Distribution Election. A Participant may, at any time during which he or she has a Producer Agreement in effect, elect to change the time at which distributions from his Accounts will commence; provided, however, that no such election shall be effective unless at least one full calendar year elapses between (i) the date as of which such election is filed and (ii) each of
(a) the date as of which a distribution would otherwise have commenced and (b) the date as of which such distribution will commence under such election. If a Participant receives any distribution from his Accounts while still eligible to make deferrals hereunder, the Company may suspend the Participant's right to defer additional amounts during such calendar year.

         f. Distribution on Death. Notwithstanding anything else to the contrary contained herein, unless otherwise specified pursuant to a Participant's Deferral Election Form, if a Participant shall die before payment of all amounts credited to the Participant's Accounts has been completed, the total unpaid balance then credited to such Participant's Accounts shall be paid to the Participant's designated beneficiaries or estate in the manner specified in such Participant's Deferral Election Form, provided however, that if a distribution election in the event of death is not made, the total unpaid balance of such Accounts shall be paid to the Participant's designated beneficiaries or estate in a single lump-sum payment as of the first business day of the first calendar month commencing after the date of the Participant's death, or as soon as administratively possible thereafter.

         g. Distribution on Disability. In the event that a Participant's Producer Agreement terminates due to the Participant's Disability, the balance of the Participant's Deferral Account and Matching Account shall be distributed to the Participant in the manner specified in such Participant's Deferral Election Form, provided however, that if a distribution election in the event of disability is not made, the total unpaid balance of such Accounts shall be paid to such Participant in a single lump-sum payment as of the first business day of the first calendar month commencing after the date such Participant is determined to be Disabled or as soon as administratively possible thereafter.

         h.       Fixed Payments.

         (1) In the event a Participant elects to have the balance of his Accounts distributed in payments of a fixed amount, a pro-rata amount of each such payment shall be subtracted from the balance of such Participant's Accounts based on existing balance of such Accounts.

         (2) The value of stock equivalents in the Matching Stock Sub-Account or Deferral Account to be withdrawn in connection with a fixed payment distribution shall be determined based on the Fair Market Value of the Common Stock on the day of such payment.

Section 9.        Hardship Distribution

         If a Participant applies to the Company for a distribution of all or a portion of his or her Deferral Account and the vested portion of his or her Matching Account, and the Committee determines, in good faith upon reasonable investigation and in its sole discretion, that such Participant has experienced an unforeseeable emergency, then the Company may make a distribution to or for the benefit of Participant from his or her Deferral Account and the vested portion of his or her Matching Account. Any standing Deferral Election shall be thereupon revoked automatically and the Participant shall not, for the balance of the Plan Year in which such Hardship Distribution is received and the Plan Year immediately following, be entitled to make any further Deferral Election nor shall the Company be required to recognize or implement any such Deferral Election with respect to such Participant. "Unforeseeable emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, no distribution will be made to the extent that such hardship is or may be relieved (1) through reimbursement or compensation by insurance or otherwise;
(2) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (3) by cessation of deferrals under the Plan. Examples of events that are not considered to be unforeseeable emergencies include the need to send a child to college or the desire to purchase a home. The amount of any hardship distribution shall not exceed the amount reasonably necessary to meet the emergency need. For purposes of Section 4(c) and Section 5(f), in calculating interest on the balance, if any, left in the Deferral Account or Matching
Account after a hardship distribution, it will be assumed that the funds withdrawn related to Plan Years using a first-in, first-out method.

Section 10.       Designation of a Beneficiary

         A Participant may designate a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon the Participant's death pursuant to Section 8(f) hereof. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any beneficiary. Any such designation, change or cancellation must be made by written notice filed with the Company. If a Participant designates more than one beneficiary, any payments to such beneficiaries made pursuant to Section 8(f) shall be made in equal shares unless the Participant has designated otherwise, in which case the payments shall be made in the shares designated by the Participant. If no beneficiary has been named by a Participant, payment shall be made to the Participant's spouse or, if the Participant has no spouse at the time of his death, to the Participant's estate.

Section 11.       Amendment and Termination

         The Committee may, at any time, amend or terminate the Plan; provided no such amendment or termination shall impair the rights of a Participant with respect to amounts then credited to his or her Accounts under the Plan.

Section 12.       Miscellaneous

         a. Unfunded Plan. The Company shall not be obligated to fund its liabilities under the Plan, the Accounts established for each Participant electing deferment shall not constitute trusts, and a Participant shall have no claim against the Company or its assets other than as an unsecured general creditor. Without limiting the generality of the foregoing, the Participant's claim at any time shall be for the amount credited to such Participant's Accounts at such time. Notwithstanding the forgoing, the Company may establish a grantor trust or purchase securities to assist it in meeting its obligations hereunder;

provided, however, that in no event shall any Participant have any interest in such trust or property other than as an unsecured general creditor.

         b. No Rights as a Shareholder. Neither the Participant nor any other person shall have any right to exercise any of the rights or privileges of a shareholder with respect to any stock equitably credited to his or her Matching Account.

         c. Non-alienation. The right of a Participant to receive a distribution of the value of such Participant's Accounts payable pursuant to the Plan shall not be subject to assignment or alienation.

         d. No Right to Producer Status. Nothing in this Plan shall be construed to give any Participant the right to continue as an Independent Producer of the Company or any of its subsidiaries.

         e. Tax Withholding. The Company shall have the right to deduct from all distributions hereunder any taxes required to be withheld by the federal or any state or local governments.

         f. Interpretation. This Plan shall be interpreted by and all questions arising in connection therewith shall be determined by the Committee whose interpretation or determination, when made in good faith, shall be conclusive and binding.
         g. Indebtedness. The Company is hereby given a first lien upon any amounts due a Participant under this Plan as security for payment of any indebtedness to the Company. Any commission or other amounts advanced to Participant before actually earned on premiums paid to the Company shall be considered an indebtedness under this provision.

         h. Immunity from Liability. Neither the Company nor any person acting for the Company in the administration of the Plan shall incur any liability for anything done or omitted to be done in administering the Plan or making any determination required by the Plan, except in the case of willful misconduct or gross negligence.

         i. Prior Agreements. This Plan shall supersede and replace the Deferred Compensation Plan for Producers Addendum to all Independent Producer Agreements to the extent not prohibited by the terms of such Addendum.

         j. Acceleration of Payments. If any amounts deferred pursuant to the Plan are found in a "determination" (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) to have been includible in gross income by a Participant prior to payment of such amounts, such amount shall be immediately paid to such Participant, notwithstanding his or her election under
Section 8.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth those expenses to be incurred by Protective in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee..................................................      $     778
Blue Sky fees and expenses.....................................................................          4,000
Printing and engraving expenses................................................................          7,500
Accountant's fees and expenses.................................................................          4,000
Legal fees and expenses........................................................................          6,000
Miscellaneous expenses.........................................................................          1,500
                                                                                                     ---------


      Total....................................................................................        $23,778
                                                                                                       =======




Item 15. Indemnification of Directors and Officers.

         Section 6.5 of Article VI of Protective's certificate of incorporation provides that Protective shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of Protective or was serving at the request of Protective as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans.

         Protective is empowered by Section 145 of the Delaware General Corporation Law, subject to the proceedings and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Protective) by reason of the fact that such person is or was an officer, employee, agent or director of Protective, or is or was serving at the request of Protective as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Protective, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Protective may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of Protective under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to Protective. To the extent such person is successful on the merits or otherwise in the defense of any action referred to above, Protective must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

         Policies of insurance are maintained by Protective under which directors and officers of Protective are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

         As permitted by Section 102 (b)(7) of the Delaware General Corporation Law, Protective's certificate of incorporation also provides that no director shall be personally liable to Protective or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except
(i) for breach of the director's duty of loyalty to Protective or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Protective has entered into indemnity agreements with each of its directors which provide insurance protection in excess of the directors' and officers' liability insurance maintained by Protective and in force at the time up to $20 million and against certain liabilities excluded from such liability insurance. The agreements provide generally that, upon the happening of certain events constituting a change in control of Protective, Protective must obtain a $20 million letter of credit upon which the directors may draw for defense or settlement of any claim relating to performance of their duties as directors. Protective has similar agreements with certain of its executive officers under which Protective is required to provide up to $10 million in indemnification, although this obligation is not secured by a commitment to obtain a letter of credit.

Item 16. Exhibits.


      Exhibit                                                          Description
       Number
  4(a)(1)           1998 Restated  Certificate  of  Incorporation  of Protective
                    (incorporated  by reference to Exhibit 3(a) to  Protective's
                    Form 10-K  Annual  Report  for the year ended  December  31,
                    1998).
  4(a)(2)           Certificate   of   Designation   of   Junior   Participating
                    Cumulative  Preferred  Stock of  Protective  filed  with the
                    Secretary   of  State  of   Delaware   on   August  9,  1995
                    (incorporated  by reference to Exhibit A to Exhibit 1 to the
                    Company's Form 8-A Report filed on August 7, 1995).
  4(a)(3)           Certificate  of  Decrease  of  Shares  Designated  as Junior
                    Participating Cumulative Preferred Stock of Protective filed with the  Secretary  of State of  Delaware on August 8, 1995
                    (incorporated   by   reference   to   Exhibit   3(a)(4)   to
                    Protective's  Form 10-K  Annual  Report  for the year  ended
                    December 31, 1995).
  4(b)              1998   Amended   and   Restated    By-Laws   of   Protective
                    (incorporated  by reference to Exhibit 3(b) to  Protective's
                    Form 10-K Annual  Report for the period  ended  December 31,
                    1998).
  4(c)              Senior  Indenture,   dated  as  of  June  1,  1994,  between
                    Protective   and  The   Bank  of  New   York,   as   Trustee
                    (incorporated  by reference to Exhibit 4(g) to  Protective's
                    Registration Statement on Form S-3 (No.
                    33-52831)).
  4(d)              Supplemental  Indenture  No.  1,  dated as of July 1,  1994, between  Protective  and The Bank of New  York,  as  Trustee
                    (incorporated  by reference to Exhibit 4(g) to  Protective's
                    Current Report on Form 8-K filed July 5, 1994).
  4(e)              Supplemental  Indenture  No. 2,  dated as of August 1, 1996, between  Protective  and The Bank of New  York,  as  Trustee
                    (incorporated   by   reference   to   Exhibit   4(g)(2)   to
                    Protective's  Current  Report  on Form 8-K  filed  August 8,
                    1996).
  4(f)              Supplemental  Indenture  No. 3,  dated as of  September  15,
                    1996,  between  Protective  and  The  Bank of New  York,  as
                    Trustee  (incorporated  by reference  to Exhibit  4(g)(3) to
                    Protective's  Current Report on Form 8-K filed September 21,
                    1996).
  4(g)              Supplemental Indenture No. 4, dated as of November 15, 1996, between  Protective  and The Bank of New  York,  as  Trustee
                    (incorporated   by   reference   to   Exhibit   4(g)(3)   to
                    Protective's  Current  Report on Form 8-K filed November 22,
                    1996).
  4(h)              Supplemental  Indenture No. 5, dated as of December 1, 1996, between  Protective  and The Bank of New  York,  as  Trustee
                    (incorporated   by   reference   to   Exhibit   4(g)(3)   to
                    Protective's  Current  Report on Form 8-K filed  December 6,
                    1996).
  4(i)              Subordinated  Indenture,  dated as of June 1, 1994,  between
                    Protective  and AmSouth  Bank, as Trustee  (incorporated  by reference to Exhibit 4(h) to Protective's  Current Report on
                    Form 8-K filed June 17, 1994).


                                      II-2



  4(j)              Supplemental  Indenture  No. 1, dated as of June 9, 1994, to the Subordinated  Indenture  between  Protective and AmSouth
                    Bank,  as  Trustee  (incorporated  by  reference  to Exhibit
                    4(h)(1)  to  Protective's  Current  Report on Form 8-K filed
                    June 17, 1994).
  4(k)              Supplemental Indenture No. 2, dated as of August 1, 1994, to the Subordinated Indenture between Protective and AmSouth
                    Bank, as Trustee (incorporated by reference to Exhibit 4(l)
                    to Protective's Registration Statement on Form S-3
                    (No. 33-55063)).
  4(l)              Supplemental Indenture No. 3 dated as of April 29, 1997 to the Subordinated Indenture between Protective and AmSouth
                    Bank, as Trustee (incorporated by reference to Exhibit 4(g)
                    to Protective's Registration Statement on Form S-3
                    (No. 333-25027)).
  4(m)              Supplemental  Indenture No. 4 dated as of November 20, 1997, to the Subordinated Indenture between Protective and AmSouth
                    Bank, as Trustee  (incorporated by reference to Exhibit 4(m)
                    to Protective's Current Report on Form 8-K filed December 5,
                    1997).
  4(n)              Rights Agreement, dated as of August 7, 1995 among
                    Protective and The Bank of New York, as Successor Rights
                    Agent to AmSouth Bank, as Rights Agent (incorporated by
                    reference to Exhibit 1 to the Company's Form 8-A filed
                    August 7, 1995).
  4(o)              Rights Certificate (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed August 7,1995).
  5                 Opinion of Deborah J. Long,  Esq.,  Senior  Vice  President,
                    Secretary and General Counsel,  as counsel to Protective and the PLC Capital Trusts, as to the legality of certain of the
                    Offered Securities.*
15                  Letter re unaudited interim financial information.*
23(a)               Consent of PricewaterhouseCoopers LLP.*
23(b)               Consent of Deborah J. Long, Esq. (included in Exhibit 5).
24                  Powers of Attorney of Board of Directors and Officers.*

-----------

*        Indicates document filed herewith.

Item 17. Undertakings.

         (a) Rule 415 Offering.

         The undersigned registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a) (3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Protective pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filings Incorporating Subsequent Exchange Act Documents by
         Reference.

         The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Protective's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Acceleration of Effectiveness.

         Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, if any, of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Protective Life Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on August 31, 1999.


                                     PROTECTIVE LIFE CORPORATION
                                     (Registrant)
                                     By:
                                /s/ John D. Johns
                                            Name:      John D. Johns
                                            Title:  President, Chief Operating
                                            Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Protective Life Corporation and on the dates indicated:


                   Signatures                                                Title                                       Date

                                                 Chairman of the Board, Chief Executive Officer and                August 31, 1999
            /s/ Drayton Nabers, Jr.              Director (Principal Executive Officer)
              Drayton Nabers, Jr.
                                                 President, Chief Operating Officer and Director                   August 31, 1999
               /s/ John D. Johns                 (Principal Financial Officer)
                 John D. Johns
                                                 Vice President and Controller and Chief Accounting
                       *                         Officer (Principal Accounting Officer)
                Jerry W. DeFoor
                                                 Director
                       *
           William J. Cabaniss, Jr.
                                                 Director
                       *
             John J. McMahon, Jr.
                                                 Director
                       *
                 A.W. Dahlberg
                                                 Director
                       *
             Ronald L. Kuehn, Jr.
                                                 Director
                       *
              James S. M. French
                                                 Director
                       *
             Robert A. Yellowlees
                                                 Director
                       *
                Elaine L. Chao







                                                 Director
                       *
                Donald M. James
                                                 Director
                       *
                J. Gary Cooper


*By:                                                                                                                August 31, 1999
                            /s/ Nancy Kane
                           Name: Nancy Kane
                        Title: Attorney-in-Fact


                                  EXHIBIT INDEX




  Exhibit                                                      Description
  Number
5           Opinion of Deborah J. Long, Esq., Senior Vice President, Secretary and General Counsel
15          Letter re unaudited interim financial information
23(a)       Consent of  PricewaterhouseCoopers  LLP
23(b)       Consent of Deborah J.Long (included in Exhibit 5)
24          Powers of Attorney of Board of Directors and Officers
